[Logo]
14100 NW 60 Avenue
Miami Lakes, Florida  33014

FOR IMMEDIATE RELEASE
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 FFI Fragrances Reports Results From Special Shareholders Meeting
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Miami, Florida (January 4, 2001) -- FFI Fragrances (NASDAQ NM: FRAG),
a leading manufacturer and marketer of prestige fragrances and related cosmetics and skincare products, announced today that at a special meeting of its shareholders held on January 3, 2001, the Company's shareholders approved the four proposals presented at the meeting. The proposals approved consisted of (i) the potential issuance of common stock in excess of 20% of the Company's outstanding common stock to affiliates of the Unilever Group (NYSE: UN) in connection with the Company's acquisition of the Elizabeth Arden and Elizabeth Taylor cosmetics and fragrances businesses, (ii) an amendment to the Company's Articles of Incorporation to change the name of the Company to Elizabeth Arden, Inc., subject to consummation of the Arden acquisition, (iii) the adoption of the Company's 2000 Stock Incentive Plan, and (iv) the adoption of amendments to the Company's Non-Employee Director Stock Option Plan.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release which are not historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements, including: the failure of the Company to obtain suitable financing or to close the Arden acquisition; the Company's ability to successfully and cost-effectively integrate the acquired businesses and other acquired companies and new brands into the Company; the Company's ability to retain employees from the acquired businesses; the Company's ability to launch new products and implement its growth strategy; risks of international operations; the substantial indebtedness of the Company, including the indebtedness incurred in connection with the acquisition; supply constraints or difficulties; the impact of competitive products and pricing; changes in the retail industry; the effect of business and economic conditions; and other risks and uncertainties. More detailed information about these factors is included from time to time in reports filed by the Company with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on forward-looking statements which speak only as of the date hereof. The Company assumes no responsibility to update or revise forward-looking statements contained herein to reflect events or circumstances following the date hereof.


Company Contact:   Joel B. Ronkin
                   (305) 818-8151

Investor Contact:  Stacey Bibi/Shannon Froehlich/Natasha Boyden
                   Morgen-Walke Associates, New York
                   (212) 850-5600

Press Contact:     Michael McMullan/Eileen King
                   Morgen-Walke Associates, New York
                   (212) 850-5600